                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        JEAN PHILIPPE FRAGRANCES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         JEAN PHILIPPE FRAGRANCES, INC.
                                551 Fifth Avenue
                            New York, New York 10176
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  July 13, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Jean Philippe Fragrances, Inc. (the "Company") has been called for and will be held at 10:00 A.M., New York City Time, on Tuesday, July 13, 1999, at the offices of the Company, 551 Fifth Avenue, New York, New York 10176 for the following purposes:

                  1. To elect a Board of Directors consisting of seven (7) directors to hold office until the next Annual Meeting and until their successors shall have been elected and qualify;

                  2. To approve the amendment to the Company's Amended and Restated Certificate of Incorporation, to change the name of the Company to Inter Parfums, Inc.;

                  3. To approve the adoption of the Company's 1999 Stock Option Plan; and

                  4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 10, 1999 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 551 Fifth Avenue, New York, New York 10176, for ten (10) days prior to July 13, 1999.

                                              By Order of the Board of Directors
                                                                  Annie Failler,
                                                                       Secretary

Dated:  June 11, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                         JEAN PHILIPPE FRAGRANCES, INC.

                                 PROXY STATEMENT

                                     GENERAL

     This proxy statement is furnished by the Board of Directors of Jean Philippe Fragrances, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 13, 1999 and at any adjournments thereof (the "Annual Meeting"). For purposes of this proxy statement, unless the context otherwise indicates, the term "Jean Philippe" refers to the parent company, Jean Philippe Fragrances, Inc., and the term the "Company" refers to Jean Philippe Fragrances, Inc. and its consolidated subsidiaries.

     This proxy statement will be mailed to stockholders beginning approximately June 11, 1999. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a stockholder voting in person at the Annual Meeting.

     All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of seven (7) directors; FOR the adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Inter Parfums, Inc.; and FOR the adoption of the 1999 Stock Option Plan.

     A copy of the annual report of the Company for fiscal year ended December 31, 1998, which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

     The cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on June 10, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

     As of the Record Date, 7,417,581 shares of the Company's common stock, $.001 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 1,000,000 shares of Preferred Stock, $.001 par value per share authorized, none of which are outstanding.

     Management of the Company has been informed that the affiliates of the Company intend to vote in favor of the proposals contained herein, and therefore, such proposals are likely to pass. Management knows of no business other than those specified in Items 1, 2 and 3 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:

                                                Amount of           Approximate
     Name and Address                          Beneficial             Percent
     of Beneficial Owner,                      Ownership(1)           of Class
     --------------------                      ------------         -----------
     Jean Madar                                3,429,549(2)            40.9%
     c/o Inter Parfums, S.A.
     4, Rond Point Des Champs Elysees
     75008 Paris, France

     Philippe Benacin                          3,281,549(3)            39.1%
     c/o Inter Parfums, S.A.
     4, Rond Point Des Champs Elysees
     75008 Paris, France

     Wellington Management Company, LLP          516,000(4)             7.0%
     75 State Street, Boston, MA 02109,

     Dimensional Fund Advisors, Inc.             522,800(5)             7.0%
     1299 Ocean Avenue, 11th Fl.
     Santa Monica, CA 90401



----------
(1) All shares of Common Stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.

(2) Consists of 2,466,049 shares held directly and options to purchase 963,500 shares.

(3) Consists of 2,318,049 shares held directly and options to purchase 963,500 shares.

(4) Information is derived forth in a Schedule 13G dated December 31, 1998 of Wellington Management Company, LLP ("Wellington"). Wellington is a registered investment advisor and may be deemed to be the beneficial owner of the shares which are held of record by its clients.

(5) Information is derived forth in a Schedule 13G dated February 11, 1999 of Dimensional Fund Advisor Inc. ("DFA"). DFA may be deemed to be the beneficial owner of the shares which are owned by its advisory clients. DFA disclaims beneficial ownership of all the shares.


                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

General

     The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of seven (7) persons during fiscal year ended December 31, 1998 ("Fiscal 1998"). All seven
(7) members of the

Board, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres were elected by the stockholders at the Company's last annual meeting of stockholders held in July 1998. All seven (7) members of the Board are nominees for re-election to the Board at the 1999 Annual Meeting.

     Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres are nominees for election as directors. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors.

Board of Directors

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents made available to them. The Board of Directors held seven (7) meetings (or executed consents in lieu thereof), including meetings of committees of the full Board in Fiscal 1998, and all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

     The Board of Directors has the following standing committees: audit committee (to review the results of the audits performed by the Company's independent accountants, as well as reviewing recommendations, if any, made by the independent accountants), the stock option committee (to administer the Company's stock option plans) and the executive compensation committee, which oversees the compensation of executives of the Company. During Fiscal 1998, the stock option committee consisted of Messrs. Heilbronn and Levy; the Audit Committee consisted of Messrs. Heilbronn, Caccamo and Levy; and the Executive Compensation Committee consisted of Messrs. Heilbronn, Caccamo and Levy.

     For Fiscal 1998, the stock option committee took action by the execution of two (2) written consents in lieu of meetings, and the audit committee held one
(1) meeting. Additionally for Fiscal 1998, the executive compensation committee took action by the execution of two (2) written consents in lieu of meetings in. See "Compensation Committee Interlocks and Insider Participation" and "Report on Executive Compensation," infra.

     The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers and directors of the Company and the directors and officers of the Company as a group:

                                               Amount of            Approximate
     Name and Address                          Beneficial             Percent
     of Beneficial Owner,                     Ownership(6)           of Class
     --------------------                     ------------          -----------

     Jean Madar                              3,429,549(7)             40.9%
     c/o Inter Parfums, S.A.
     4, Rond Point Des Champs Elysees
     75008 Paris, France

     Philippe Benacin                        3,281,549(8)             39.1%
     c/o Inter Parfums, S.A.
     4, Rond Point Des Champs Elysees
     75008 Paris, France

                                               Amount of            Approximate
     Name and Address                          Beneficial             Percent
     of Beneficial Owner,                     Ownership(6)           of Class
     --------------------                     ------------          -----------

     Russell Greenberg                         90,000(9)                 1.2%
     c/o Jean Philippe Fragrances, Inc.
     551 Fifth Avenue
     New York, NY 10176

     Francois Heilbronn                        10,500(10)           Less than 1%
     12 Rue Pierre Leroux
     75007 Paris, France

     Joseph A. Caccamo                         19,000(11)           Less than 1%
     7509 Ridgefield Lane
     Lake Worth, FL 33467

     Jean Levy                                  5,000(9)            Less than 1%
     29 rue du Colisee
     75008 Paris, France

     Robert Bensoussan-Torres                   4,000(9)            Less than 1%
     48, Boulevard Raspail
     75006 Paris, France

     Bruce Elbilia                             93,000(9)                 1.2%
     c/o Jean Philippe Fragrances, Inc.
     551 Fifth Avenue
     New York, NY 10176

     Wayne C. Hamerling                        93,000(9)                 1.2%
     c/o Jean Philippe Fragrances, Inc.
     551 Fifth Avenue
     New York, NY 10176

     Jaime Resnik                              64,500(9)            Less than 1%
     c/o Jean Philippe Fragrances, Inc.
     551 Fifth Avenue
     New York, NY 10176

     All Directors and Officers             7,090,098(12)               73.8%
      as a Group (10 Persons)


------------

(6) All shares of Common Stock are directly held with sole voting power and sole power to dispose, unless otherwise stated.

(7) Consists of 2,466,049 shares held directly and options to purchase 963,500 shares.

(8) Consists of 2,318,049 shares held directly and options to purchase 963,500 shares.

(9)  Consists of options to purchase shares of Common Stock.

(10) Consists of 4,500 shares held directly and options to purchase 6,000 shares of Common Stock.

(11) Consists of options to purchase 15,000 shares held directly, and options to purchase 4,000 shares held as a nominee for his firm.

(12) Consists of 4,788,598 shares held directly and options to purchase 2,301,500 shares of Common Stock.

     The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. See "Executive Compensation - Employment Agreement". There are no family relationships between executive officers or directors of the Company.

     The following sets forth biographical information as to the business experience of each executive officer and director of the Company for at least the past five (5) years.

Jean Madar

     Jean Madar, age 38, a Director, has been the Chairman of the Board of Directors (since inception), and a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, from September 1983 until June 1985. At Inter Parfums, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

     Mr. Benacin, age 40, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, has been the President of Inter Parfums for more than the past five (5) years. Mr. Benacin graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

     Mr. Greenberg, age 42, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting. From July 1987 through June 1992, he was with Richard A. Eisner & Company, the independent accountants of the Company.

Francois Heilbronn

     Mr. Heilbronn, age 38, a Director, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently working as a consultant for the firm of M.M. Friedrich, Heilbronn & Fiszer, of which he is a partner. He was formerly employed by The Boston Consulting Group, Inc. from 1986 through 1991 as a management consultant. He graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

     Mr. Caccamo, age 43, a Director of the Company since 1992, is a partner of Nason, Yeager, Gerson, White & Lioce, P.A., general counsel to the Company. Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became counsel to the Company. From August 1992 through September 1997, he was a director of and general counsel to Hydron Technologies, Inc., a company primarily engaged in the development of cosmetic/personal care products.

 Jean Levy

     Jean Levy, age 66, a Director since August 1996, worked for twenty-seven
(27) years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of "l'Institut d'Etudes Politiques de Paris," he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at "l'Institut d'Etudes Politiques de Paris".

Robert Bensoussan-Torres

     Robert Bensoussan-Torres, age 41 and a Director since March 1997, has been a Director of Towers Consulting Europe, Ltd. since May 1998. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Houte Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Bruce Elbilia

     Mr. Elbilia, age 39, Executive Vice President joined the Company in June 1986 as the National Sales Director, and from that time until 1994, he was in charge of the Company's marketing efforts. In 1994 Mr. Elbilia became head of international sales and marketing for Jean Philippe, and has expanded Jean Philippe's export sales to South America, the Middle East and Eastern Europe. Mr. Elbilia received a Bachelor of Business Administration degree, with a major in International Business/Marketing from George Washington University in Washington, D.C., which he attended from 1977-1981.

Wayne C. Hamerling

     Mr. Hamerling, age 42, was Vice President, Sales, from May 1987 through April 1993, when he became Executive Vice President. Mr. Hamerling has over eighteen (18) years experience in the fragrance and cosmetic business. From 1980 through 1983 he was employed by Rite Aid Drug Stores; from 1983 through 1985, he was the Senior Buyer for Valley Fair Stores, and from 1985 through May 1987, he was the National Sales Manager for Happy Valley Fragrances.

Jaime Resnik

     Mr. Resnik, age 38, became an Executive Vice President in July 1994, and is in charge of operations. He joined the Company in April 1992 as Operations Manager in charge of production and planning. From October 1988 through April 1991, Mr. Resnik was the Licensing Audit Manager for Jordache Enterprises, with responsibility for auditing approximately thirty (30) licensees with sales in excess of $250 million. From April 1991 through April 1992, Mr. Resnik was the Director of International Licensing for Jordache Enterprises, with responsibility for overseeing the licensing activities of approximately fifty
(50) licensees world wide. Mr. Resnik graduated with honors from the University of Miami in 1983 with a B.A. in management.

Executive Compensation

     The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's

Chief Executive Officer and each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                              Long Term Awards
                                             -------------------                              ----------------
                                                                                        Securities
Name and                                                              Other Annual      Underlying        All Other
Principal Position,                Year     Salary ($)    Bonus ($)  Compensation ($)  Options (#)(1)    Compensation
---------------------------------------------------------------------------------------------------------------------


Jean Madar(2),                    1998      280,000           -0-      48,000(3)          130,000             -0-
   Chairman of the Board,         1997      267,000           -0-      18,000(3)          325,000             -0-
   Chief Executive Officer        1996      210,700           -0-      30,500(3)           35,500             -0-
   of Jean Philippe and
   Director General of
   Inter Parfums
Philippe Benacin(4),              1998      139,000       10,000       53,000(5)          130,000            -0-
   Chief Executive Officer,       1997       86,000       25,000       33,000(6)          325,000            -0-
   President of Jean Philippe     1996      101,000       17,200       82,844(7)           33,500            -0-
   and President of
   Inter Parfums
Russell Greenberg(8),             1998      228,446        3,000        2,214              15,500            -0-
   Executive Vice President       1997      213,600       15,000        2,214              22,500            -0-
   and Chief Financial Officer    1996      200,000        4,500        2,042               6,000            -0-
Bruce Elbilia(9),                 1998      146,045        3,000       28,776(10)          15,500            -0-
   Executive Vice President       1997      168,000       18,500       78,473(10)          25,500            -0-
                                  1996      168,000        4,571       58,994(10)           6,000            -0-
Wayne C. Hamerling(11),           1998      166,120       13,000       52,590(12)          15,500            -0-
   Executive Vice President       1997      166,120        7,000       55,363(13)          25,500            -0-
                                  1996      157,004        3,500       74,903(14)           6,000            -0-

-------------
(1) Includes options granted in 1998 and 1997 as replacements for out-of-the-money or expired options. See Table entitled "10 Year Options Repricings".

(2) Mr. Madar became Chief Executive Officer in January 1997. As of December 31, 1998, Mr. Madar held 2,466,049 restricted shares of Common Stock, with an aggregate value of $15,104,550 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.125.

(3)  Consists of lodging expenses.

(4) Mr. Benacin was the Chief Executive Officer in 1996. Compensation figures for Mr. Benacin are approximate, as he is paid in French francs, and conversion into U.S. dollars was made at the average exchange rates prevailing during the respective


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     periods. As of December 31, 1998, Mr. Benacin held 2,318,049 restricted shares of Common Stock, with an aggregate value of $14,198,050 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.125.

(5) Consists of $48,000 for lodging expenses and $5,000 for automobile expenses.

(6) Consists of $31,000 for lodging expenses and $2,000 for automobile expenses.

(7) Consists of noncash compensation of $52,334 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options; approximately $2,300 for automobile expenses and $28,200 for lodging expenses.

(8) Mr. Greenberg held no restricted shares of Common Stock as of December 31, 1998.

(9) Mr. Elbilia held no restricted shares of common stock as of December 31, 1998.

(10) Consists of selling commissions.

(11) As of December 31, 1998, Mr. Hamerling held no shares of common stock as of December 31, 1998.

(12) Consists of selling commissions of $48,090 and non cash compensation of $4,500 equal to the value of personal use of a company leased automobile.

(13) Consists of selling commissions of $50,863 and non cash compensation of $4,500 equal to the value of personal use of a company leased automobile.

(14) Consists of selling commissions of $70,067 and non cash compensation of $4,836 equal to the value of personal use of a company leased automobile.

     The following table sets forth certain information relating to stock option grants during Fiscal 1998 to the Company's Chief Executive Officer and each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 1998:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realized Value
                                                                                             at Assumed Annual Rates
                                                                                           of Stock Price Appreciation
                                        Individualized Grants                                     for Option Term
                         -----------------------------------------------------------       ---------------------------
                        Number of
                        Securities      % of Total
                        Underlying      Options/SARs        Exercise or                   Five (5%)      Ten (10%)
                         Options     Granted to Employees   Base Price      Expiration     Percent        Percent
Name                    Granted (#)    in Fiscal Year        ($/Sh)           Date           ($)            ($)
-----------------------------------------------------------------------------------------------------------------

Jean Madar               100,000           27.8               6.50           1/25/03       179,583        396,832
Jean Madar                30,000            8.3               7.75           4/26/03        64,235        141,944
Philippe Benacin         100,000           27.8               6.50           1/25/03       179,583        396,832


                        Number of
                        Securities      % of Total
                        Underlying      Options/SARs        Exercise or                   Five (5%)      Ten (10%)
                         Options     Granted to Employees   Base Price      Expiration     Percent        Percent
Name                    Granted (#)    in Fiscal Year        ($/Sh)           Date           ($)            ($)
-----------------------------------------------------------------------------------------------------------------

Philippe Benacin          30,000             8.3                7.75        4/26/03           64,235      141,944
Russell Greenberg          6,500             1.8                6.50        1/25/03           11,673       25,794
Russell Greenberg          9,000             2.5                7.75        4/26/03           19,271       42,583
Bruce Elbilia              6,500             1.8                6.50        1/25/03           11,673       25,794
Bruce Elbilia              9,000             2.5                7.75        4/26/03           19,271       42,583
Wayne Hamerling            6,500             1.8                6.50        1/25/03           11,673       25,794
Wayne Hamerling            9,000             2.5                7.75        4/26/03           19,271       42,583



     The following table sets forth certain information relating to option exercises effected during Fiscal 1998, and the value of options held as of such date by each of the Chief Executive Officer and the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 1998:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 1998
                           AND YEAR END OPTION VALUES

                             Shares                            Number of Unexercised         Value(1) of Unexercised
                           Acquired on     Value ($)        Options at December 31, 1998     in-the-Money Options at
Name                         Exercise     Realized(2)       (#) Exercisable/Unexercisable     December 31, 1998 ($)
--------------------------------------------------------------------------------------------------------------------

Jean Madar                     -0-            -0-                   688,500/-0-                    142,300/-0-
Philippe Benacin               -0-            -0-                   688,500/-0-                    142,300/-0-
Russell Greenberg              -0-            -0-                    57,000/-0-                      9,855/-0-
Bruce Elbilia                  -0-            -0-                    60,000/-0-                     11,169/-0-
Wayne C. Hamerling             -0-            -0-                    60,000/-0-                     11,169/-0-


----------
(1) Total value of unexercised options is based upon the fair market value of the Common Stock as reported by the Nasdaq Stock Market of $6.125 on December 31, 1998.

(2) Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.

The following table sets forth certain information regarding repricing of options held by all executive officers of the Company for the last ten (10) years.

                            10 YEAR OPTION REPRICING

                                       Number of                                                    Length of
                                      Securities                                                 Original Option
                                      Underlying    Market Price of   Exercise Price              Term Remaining
                                       Options       Stock at Time     at Time of       New         at Date of
                                      Repriced or   of Repricing or    Repricing or   Exercise      Repricing or
Name                      Date        Amended (#)   Amendment ($)     Amendment ($)  Price ($)       Amendment
----------------------------------------------------------------------------------------------------------------
Jean Madar, Chief
Executive Officer       01/26/98        100,000          6.50             7.00          6.50     expired 1/11/98
                        04/27/97         60,000          5.687            7.00          5.687    expired 3/15/97
                        04/27/97         75,000          5.687            6.825         5.687             9/8/97
                        04/27/97         90,000          5.687            6.833         5.687           10/15/97
                        04/27/97         70,687          5.687            7.00          5.687           12/11/97
                        02/22/94        100,000         10.00            12.00         10.00            01/11/98
                        11/01/94        100,000          7.00            10.00          7.00            01/11/98
                        02/22/94         70,687         10.00            11.36         10.00            12/11/97
                        11/01/94         70,687          7.00            10.00          7.00            12/11/97
                        11/01/94         60,000          7.00             8.958         7.00            03/15/97
Philippe Benacin,
President               01/26/98        100,000          6.50             7.00          6.50     expired 1/11/98
                        04/27/97         60,000          5.687            7.00          5.687    expired 3/15/97
                        04/27/97         75,000          5.687            6.825         5.687             9/8/97
                        04/27/97         90,000          5.687            6.833         5.687           10/15/97
                        04/27/97         70,687          5.687            7.00          5.687           12/11/97
                        02/22/94        100,000         10.00            12.00         10.00            01/11/98
                        11/01/94        100,000          7.00            10.00          7.00            01/11/98
                        02/22/94         70,687         10.00            11.36         10.00            12/11/97
                        11/01/94         70,687          7.00            10.00          7.00            12/11/97
                        11/01/94         60,000          7.00             8.958         7.00            03/15/97
Russell Greenberg,
Executive V.P.          01/26/98          1,500          6.50             7.00          6.50            04/28/98
                        01/26/98          5,000          6.50             7.00          6.50            10/12/98
                        04/27/97          6,000          5.687            6.667         5.687            09/9/97
                        04/27/97          7,500          5.687            7.00          5.687           12/11/97
                        06/29/92*         7,500          6.667            8.00          6.667           05/31/97
                        02/22/94          1,500         10.00            12.00         10.00            04/28/98
                        11/01/94          1,500          7.00            10.00          7.00            04/28/98
                        02/22/94          7,500         10.00            11.36         10.00            12/11/97
                        11/01/94          7,500          7.00            10.00          7.00            12/11/97

                                       Number of                                                    Length of
                                      Securities                                                 Original Option
                                      Underlying    Market Price of   Exercise Price              Term Remaining
                                       Options       Stock at Time     at Time of       New         at Date of
                                      Repriced or   of Repricing or    Repricing or   Exercise      Repricing or
Name                      Date        Amended (#)   Amendment ($)     Amendment ($)  Price ($)       Amendment
----------------------------------------------------------------------------------------------------------------

                        02/22/94          5,000         10.00            12.00         10.00            10/12/98
                        11/01/94          5,000          7.00            10.00          7.00            10/12/98


Bruce Elbilia,
Executive V.P.          01/26/98          1,500          6.50             7.00          6.50            04/28/98
                        01/26/98          5,000          6.50             7.00          6.50            10/12/98
                        04/27/97          9,000          5.687            6.667         5.687            09/9/97
                        04/27/97          7,500          5.687            7.00          5.687           12/11/97
                        03/06/90**        6,000          2.25             4.4625        2.25            12/18/90
                        02/22/94          1,500         10.00            12.00         10.00            04/28/98
                        11/01/94          1,500          7.00            10.00          7.00            04/28/98
                        02/22/94          7,500         10.00            11.36         10.00            12/11/97
                        11/01/94          7,500          7.00            10.00          7.00            12/11/97
                        02/22/94          5,000         10.00            12.00         10.00            10/12/98
                        11/01/94          5,000          7.00            10.00          7.00            10/12/98
Wayne Hamerling,
Executive V.P.          01/26/98          1,500          6.50             7.00          6.50            04/28/98
                        01/26/98          5,000          6.50             7.00          6.50            10/12/98
                        04/27/97          9,000          5.687            6.667         5.687            09/9/97
                        04/27/97          7,500          5.687            7.00          5.687           12/11/97
                        03/06/90**        6,000          2.25             4.4625        2.25            12/18/90
                        02/22/94          1,500         10.00            12.00         10.00            04/28/98
                        11/01/94          1,500          7.00            10.00          7.00            04/28/98
                        02/22/94          7,500         10.00            11.36         10.00            12/11/97
                        11/01/94          7,500          7.00            10.00          7.00            12/11/97
                        02/22/94          5,000         10.00            12.00         10.00            10/12/98
                        11/01/94          5,000          7.00            10.00          7.00            10/12/98
Jaime Resnik,
Executive V.P.          01/26/98          2,500          6.50             7.00          6.50            04/28/98
                        01/26/98          5,000          6.50             7.00          6.50            10/12/98


----------
* The number of shares and the prices have been adjusted to reflect the 3:2 split effected in November 1993.

** The number of shares and the prices have been adjusted to reflect the 1:2.5 reverse split effected in August 1990 and the 3:2 split effected in November 1993

     In January 1998, the Stock Option Committee of the Board of Directors ("Stock Option Committee"), on recommendation of the Chairman of the Board, canceled and terminated all outstanding options which had exercise prices in excess of the market price, and either expired by January 1998 or were to expire shortly thereafter (collectively the "Out of the Money Options") for its executive officers, and granted nonqualified stock options as replacement options to such executive officers, each exercisable for a five (5) year period at the purchase of $6.50 per share.

     The Stock Committee acknowledged that the market price of the Corporation's Common Stock as quoted on The Nasdaq Stock Market, National Market System has declined substantially, thus negating the intended benefit of the options previously granted with higher exercise prices; and such committee believed that it was in the best interests of the Company to provide the intended incentive to management of the Company by canceling the Out of the Money Options and replacing them with options with exercise prices at the fair market value at such time. During Fiscal 1998 the Stock Option Committee consisted of Jean Levy and Francois Heilbronn.

Employment Agreements

     As part of the acquisition by the Company of the controlling interest in Inter Parfums in 1991, the Company entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of IP Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin is entitled to receive an annual salary of 600,000ff (approximately US$ 100,000) together with 5,000ff per month (approximately US$833) for lodging expenses, both of which are subject to increases in the discretion of the Board of Directors. In addition he is to receive a nonaccountable expense allowance of 1,200ff (approximately US$ 200) per week and reimbursement for all out-of-pocket expenses associated with the acquisition, operation and maintenance of an automobile. The agreement also provides for indemnification and a covenant not to compete for one (1) year after termination of employment.

Compensation of Directors

     Each of Mr. Robert Bensoussan-Torres and Mr. Levy receives $1,000 for each board meeting at which they participate. Mr. Caccamo's firm receives $500 for each board meeting at which he participates.

     On March 13, 1997, the Board of Directors of the Company adopted, subject to the approval of its stockholders, the 1997 Nonemployee Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing growth and success of the Company. The 1997 Plan was approved by the stockholders of the Company at the annual meeting of shareholders held in July 1997.

     The 1997 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of Common Stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares.

     On February 1, 1999, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean

Levy and Robert Bensoussan-Torres, and an option to purchase 4,000 shares was granted to Joseph A. Caccamo at the exercise price of $6.4375 per share under the 1997 Plan.

           Compensation Committee Interlocks and Insider Participation

     The Board of Directors established the Executive Compensation Committee of the Board of Directors (the "Compensation Committee") in July 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which are administered by the stock option committee of the Board of Directors.

     In Fiscal 1998, the Compensation Committee took action by the execution of two (2) written consents in lieu of meetings. In addition, individual committee members did discuss compensation of the Company's executive officers with both the Chairman of the Board and the Chief Financial Officer. The following persons participated in discussions concerning executive compensation during Fiscal 1998, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels: Jean Madar, the Chairman of the Board of Directors and Chief Executive Officer, Philippe Benacin, a director, President, and President of Inter Parfums, S.A., a subsidiary of the Company, Joseph A. Caccamo, a director and principal of counsel to the Company, and Russell Greenberg, an Executive Vice President, Chief Financial Officer and a director.

                        Report on Executive Compensation

General

     The Securities and Exchange Commission ("Commission") has adopted rules which require most public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to each of the four (4) most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers of the Company being discussed for Fiscal 1998 are: Jean Madar (the Chief Executive Officer), Philippe Benacin, Russell Greenberg, Bruce Elbilia and Wayne C. Hamerling.

     Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long term incentives tied to the performance of the Company. In addition, the Company provides a comprehensive medical insurance plan. Generally, executive officers have their compensation reviewed annually.

Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, including those subject to contractual adjustments, and adjustments are determined by evaluating the performance of the Company and of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

     For Fiscal 1998 the base salary of Jean Madar was increased at his request to $280,000 from $267,000 for fiscal year ended December 31, 1997, because the Compensation Committee believed that the increase in base salary was commensurate with the responsibilities of the position of Chief Executive Officer.

     Mr. Benacin, the President of Inter Parfums Holding S.A., the Company's direct French subsidiary, and

President of Inter Parfums, S.A., the Company's indirect, operating French subsidiary, is also the President of the Company. Mr. Benacin's base compensation is paid to him in French francs by the Company's French operating subsidiary, and has been determined in accordance with the terms of his employment agreement executed in November 1991. The amount of his base compensation has remained constant; however, when converted to United States dollars, such compensation has decreased as the result of fluctuations in currency exchange rates.

     In Fiscal 1998, Mr. Greenberg, the Chief Financial Officer, had his base salary increased to $228,446 from $213,600. The increase of approximately $15,000 or 7% was based upon the recommendation of the Chairman of the Board as to his satisfaction with the job performance of Mr. Greenberg.

     In Fiscal 1998, Mr. Elbilia, the executive in charge of export sales for the Company's United States operations, took a temporary voluntary base salary reduction to $146,045 from $168,000, as a result of the effect on the Company from the economic environment in Russia and Brazil. Mr. Hamerling, the executive in charge of wholesale sales for Jean Philippe, did not receive an increase in his salary, which remained at $166,120.

     After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives was fair in the view of their responsibilities, length of service to the Company, performance and compensation levels to peers, as to which the Compensation Committee concurs.

Annual Incentives

     Messrs. Elbilia and Hamerling have their annual incentives tied to sales, which is directly related to the efficacy and productivity of their areas of responsibility, export sales and wholesale sales, respectively. The predicates for the determination and payment of selling commissions to Messrs. Elbilia and Hamerling were determined in accordance with internal sales and budget projections. Messrs. Elbilia and Hamerling received, in Fiscal 1998, $28,776 and $48,090, respectively, in sales commissions.

Long Term Incentives

     The long term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, and terminate on or shortly after severance of the relationship between the Company and the executive. Unless the market price of the Company's Common Stock increases, corporate executives have will no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased overall Company performance. Enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

     In January 1998, the Stock Option Committee of the Board of Directors ("Stock Option Committee"), on recommendation of the Chairman of the Board, canceled and terminated all outstanding options which had exercise prices in excess of the market price, and either expired by January 1998 or were to expire shortly thereafter (collectively the "Out of the Money Options") for its executive officers, and granted nonqualified stock options as replacement options to such executive officers, each exercisable for a five (5) year period at the purchase of $6.50 per share.

     The Stock Committee acknowledged that the market price of the Corporation's Common Stock as quoted on The Nasdaq Stock Market, National Market System has declined, thus negating the intended benefit of the options previously granted with higher exercise prices; and such committee believed that it was in the best interests of the Company to provide the intended incentive to management of the Company by canceling the Out of the Money Options and replacing them with options with exercise prices at the fair market value at such time. During Fiscal 1998 the Stock Option Committee consisted of Jean Levy and Francois Heilbronn.

     In Fiscal 1998 the Stock Option Committee authorized the grant of replacement options for each of Messrs. Madar and Benacin to purchase 100,000 shares of Common Stock at the fair market value at the time of grant. The aggregate "potential unrealized value" of such options, calculated in accordance with the rules of the Commission (see the chart entitled "Options Grants in Last Fiscal Year," supra) is approximately $179,583 to $396,832. Additionally, in Fiscal 1998, each of Messrs. Madar and Benacin were awarded options to purchase 30,000 shares of Common Stock at the fair market value at the time of grant. The aggregate "potential unrealized value" of such options, calculated in accordance with the rules of the Commission (see the chart entitled "Options Grants in Last Fiscal Year," supra) is approximately $64,235 to $141,944.

     Such potential rewards are a powerful incentive for increased individual performance, and ultimately increased Company performance. In view of the fact that the two (2) persons most responsible for the Company's operations are Messrs. Madar and Benacin, the Compensation Committee believes such incentives to be fair to both Messrs. Madar and Benacin and to the Company's stockholders.

     In Fisca1 1998 the Stock Option Committee authorized the grant of replacement options (for the reasons set forth above) for each of Messrs. Greenberg, Elbilia and Hamerling, to purchase 6,500 shares of Common Stock, respectively, at the fair market value at the time of grant. Additionally, in Fiscal 1998 each of Messrs. Greenberg, Elbilia and Hamerling were awarded options to purchase 9,000 shares of Common Stock at the fair market value at the time of grant. The number of shares for which options were granted was recommended by the Chairman of the Board. Thus, a portion of their compensation was contingent on the success of the Company, and in view of the performance of the Company as a whole and each of the executives individually during Fiscal 1998, the Compensation Committee believes such incentives are fair to both the executives and to the Company's stockholders.

Conclusion

     The Compensation Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of the Company's executives on the attainment of a high rate of growth and profitability for the Company, which management believes will result in a substantial increase in value to the Company's stockholders.

     Francois Heilbronn
     Joseph A. Caccamo
     and Jean Levy

                               Performance Graph

     The following graph compares the performance for the periods indicated in the graph of the Company's Common Stock with the performance of the Nasdaq Market Index and the average performance of a group of the Company's peer corporations consisting of: Alberto-Culver (Class A and B shares), American Safety Razor Co., Avon Products Inc., Azurel, Ltd., Beauticontrol Cosmetics, Block Drug Company, Inc. (Class A shares), Blyth Industries, Inc., Carson, Inc., CCA Industries, Inc., Del Laboratories Inc., Dial Corp., Dransfield China Paper, Drypers Corp., DSG International, Estee Lauder Cosmetics, Inc., Gillette Co., Guest Supply Inc., Human Pheromone Sciences, Hydron Technologies, Inc., the Company, Medicis Pharmaceutical (Class A), Oralabs Holding Corp., Paragon Trade Brands, Parlux Fragrances Inc., Playtex Products, Inc., Revlon, Inc., Scott's Liquid Gold, Inc., Stephan Co., Styling Technology Corp., Surrey Inc., Thermolase Corp. and Tristar Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

                           [Line Chart Appears Here]

          Jean Philippe Fragrances   Personal Products     NASDAQ Market Index

"1993"            100                      100                   100
"1994"            60.61                    123.93                104.99
"1995"            65.66                    170.89                136.18
"1996"            52.53                    255.29                169.23
"1997"            55.56                    318.2                 207
"1998"            49.49                    352.42                291.96



Certain Transactions

Transactions with French Subsidiaries

     In connection with certain previously reported acquisitions by Inter Parfums in 1993 and 1994, funding for such acquisitions was advanced by Jean Philippe to its direct subsidiary, IP Holdings, which in turn advanced such funds to Inter Parfums, its subsidiary. The advance was carried on the books of IP Holdings as convertible debt.

     In January 1998, the Company, through IP Holdings, exercised its rights to convert the remaining portion of its convertible debt, approximately $4.4 million, into 318,326 additional shares of Inter Parfums bringing the total shares outstanding to 2,209,000. The conversion price was approximately $14 per share while Inter Parfums stock was trading at approximately $32 per share at the time of the conversion.

     In connection with the acquisitions by Inter Parfums of the world-wide rights under the Burberrys License Agreement, the Paul Smith License Agreement and the Brosseau License Agreement, Jean Philippe guaranteed the obligations of Inter Parfums under the Burberrys License Agreement and the Paul Smith License Agreement and the distribution agreement for Ombre Rose fragrances.

Repurchase of Shares from Officers and Directors

     In February 1998 Joseph A. Caccamo, a Director and principal of Joseph A. Caccamo Attorney at Law, P.A., general counsel to the Company during Fiscal 1998, exercised an option granted in April 1997 to purchase 7,500 shares of Common Stock at $5.8435 per share. In connection with the Company's stock repurchase program, in February 1998 the Company purchased from Joseph A. Caccamo the 7,500 shares at $7.25 per share, the fair market value at the time of such purchase.

Remuneration of Counsel

     Joseph A. Caccamo, a director of the Company, is the principal of Joseph A. Caccamo Attorney at Law, P.A., which was general counsel to the Company during Fiscal 1998. In Fiscal 1998 Mr. Caccamo was paid an aggregate of $104,324 in legal fees and for reimbursement of disbursements incurred on behalf of the Company. Commencing in January 1999, Mr. Caccamo's new law firm receives a monthly retainer of $7,750 together with reimbursement for expenses. Mr. Caccamo's firm also receives $500 for each board meeting at which he participates.

     On February 1, 1999 in accordance with the terms of the Company's stock option plan, Mr. Caccamo was granted an option with a term of five (5) years to purchase 4,000 shares at $6.4375 per share, the fair market value at the time of grant.

                               PROPOSAL NO. 2:

       AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION,
            TO CHANGE THE NAME OF THE COMPANY TO INTER PARFUMS, INC.

Reasons for Change in Corporate Name

     On May 3, 1999, the Board of Directors of the Company adopted, subject to the approval of the Company's shareholders, a resolution to change the name of the Company from Jean Philippe Fragrances, Inc. to Inter Parfums, Inc. In addition, management has reserved the following symbol for its Common Stock on the Nasdaq Stock Market, National Market System: IPAR.

     Jean Philippe is the parent corporation of its consolidated, wholly-owned French subsidiary, Inter Parfums Holdings, S.A. ("IP Holdings"), which in turn is the parent corporation of Inter Parfums, S.A. ("Inter Parfums"), a majority (79%) owned, indirect French subsidiary of Jean Philippe, which has its equity securities traded on the Paris Stock Exchange.

     The Company is a manufacturer and world-wide distributor of fragrances and cosmetics. Generally, Jean Philippe sells mass market fragrances and cosmetics both domestically and abroad, and Inter Parfums, sells luxury or prestige fragrances, and to a lesser extent, mid-priced fragrances, on a world-wide basis.

     In recent years the Company has shifted its focus from the development and marketing of mass market or consumer fragrances and cosmetics to the acquisition, development and marketing of prestige fragrances. For the three fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, Inter Parfums represented 42%, 56% and 66% of net sales of the Company on a consolidated basis. Based upon current trends, it is anticipated that Inter Parfums will represent approximately two-thirds of net sales of the Company on a consolidated basis, if not more, for fiscal year ending December 31, 1999 ("Fiscal 1999").

     The prestige fragrance product lines of our French subsidiary, Inter Parfums, have achieved great success over the past five (5) years and the best potential for future growth opportunity clearly lies within the prestige fragrance lines. Management's focus is, and will continue to be, the nurturing of our existing brand name fra-grance lines with new product introductions and product line expansion, as well as, building upon our current portfolio of brand names through license and acquisition. Inter Parfums has in recent years built an exceptional reputation for itself as a formidable player and competitor in the prestige fragrance industry. The growth achieved within these product lines has been impressive and prestige fragrances represented 58% of consolidated net sales for Fiscal 1998. It is for this reason that the Board of Directors of the Company has put forth a proposal to change the name of the Company to Inter Parfums, Inc. We believe this change will provide our Company with even greater industry exposure, thereby providing us with a greater number of potential license and acquisition opportunities.

Recommendation

     The Board of Directors has determined that in view of the important role that prestige fragrances are and will play in the growth of the Company, it would be in the best interests of the Company to more closely align its corporate name with its marketing strategy for upscale, prestige fragrances. Therefore, the Board of Directors recommends that you vote in favor of this proposal.

Stock Certificates

     Shareholders need not turn in or replace their existing stock certificates, but they will be automatically replaced at the time shares are submitted to the transfer agent for transfer on the books of the Company.

Required Vote

     Delaware General Corporation Law Section 242 provides that in order for the Company to file an amendment to its Restated Certificate of Incorporation as Amended, to change its corporate name, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the passage of this proposal.

                                 PROPOSAL NO. 3:

             PROPOSAL TO ADOPT THE COMPANY'S 1999 STOCK OPTION PLAN

General

     On February 8, 1999, the Board of Directors of the Company adopted, subject to the approval of the Company's stockholders, the 1999 Stock Option Plan (the "1999 Plan), a copy of which is included as Exhibit A to this Proxy Statement. Under the 1999 Plan, "incentive stock options" within the meaning of Section 442A of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to key employees, including officers and directors who are employees, and nonqualified stock options and/or stock appreciation rights ("SARs") may be granted to key employees, officers, directors and consultants, of the Company and its present and future subsidiaries to purchase an aggregate of 1,000,000 shares of the Company's Common Stock (the "Common Stock").

     The purpose of the 1999 Plan is to aid the Company in attracting and retaining key employees, directors and consultants and to secure for the Company the benefits of the incentive inherent in equity ownership by such persons who are responsible for the Company's continuing growth and success. Accordingly, the Board of Directors unanimously recommends that stockholders approve the 1999 Plan. The approval of the 1999 Plan by the stockholders will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. If the 1999 Plan is not approved by the stockholders at the Annual Meeting, it, and any options granted thereunder prior to the Annual Meeting will terminate.

Shares Subject to the 1999 Plan

     The maximum number of shares as to which options may be granted under the 1999 Plan (subject to adjustment as described below) is 1,000,000 shares of Common Stock. Upon expiration, cancellation or termination of unexercised options, the shares with respect to which such options shall have been granted will again be available for grant under the 1999 Plan.

Administration

     The 1999 Plan is administered by the Board of Directors, or if appointed, by a stock Option Committee consisting of at least two (2) non-employee members of the Board of Directors, none of whom is eligible to participate under the 1999 Plan. (The group administering the 1999 Plan is referred to as the "Committee").

Grants of Options

     The Committee has the authority under the 1999 Plan to determine the terms of options and/or SARs granted under the 1999 Plan, including, among other things, whether an option shall be an incentive or a nonqualified stock option, the individuals who shall receive them, whether an SAR shall be granted separately, in tandem with or in addition to options, the number of shares to be subject to each option and/or SAR, the date or dates each option or SAR shall become exercisable and the exercise price or base price of each option and SAR; provided, however, that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common stock on the date of grant and not less than 110% of the fair market value in the case of an optionee who at the time of grant owns more than 10% of the total combined voting power of the Company, or of any subsidiary or parent of the Company.

Terms and Conditions of Options

     The options and SARs to be granted under the 1999 Plan will be subject to, among other things, the following terms and conditions:

(a) Options and SARs may be granted for terms determined by the Committee, provided, however, that the term of an incentive stock option may not exceed ten
(10) years, and in the case of an optionee who at the time of grant owns more than ten percent (10%) of the combined voting power of the Company, or of any subsidiary or parent of the Company, the term of an incentive option may not exceed five (5) years.

(b) Options are payable in full upon exercise or, in the discretion of the Committee, installments. Payment of the exercise price of an option may be made, in the discretion of the Committee, in cash, in shares of Common Stock or any combination thereof.

(c) Options and SARs may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the employee's lifetime only by him or her.

(d) If the employment of the holder of an incentive option is terminated for any reason other than death or a permanent and total disability, then the incentive option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three (3) months thereafter, but in no event after expiration of the term of the incentive option. However, if such employment was terminated either for cause or without the consent of the Company, then such option shall terminate immediately. Any and all nonqualified stock options or SARs granted shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company for any reason other than the death or permanent and total disability of such holder.

(e) In the case of the death or disability of the holder of an option and/or SAR while employed (or death within three (3) months after termination of employment), his or her legal representative or beneficiaries may exercise the option, within twelve (12) months after the date of such death or disability, but in no event after the expiration of the term of the option and/or SAR.

(f) The holder is required to pay to the Company the amount which the Company determines is necessary to meet its obligation to withhold federal, state and local taxes incurred by reason of the exercise of a nonqualified stock option or the disqualifying disposition of shares acquired upon the exercise of an incentive stock option.

Option Contracts

     Each option and/or SAR will be evidenced by a written contract between the Company and the employee receiving the grant. Such contract may provide, among other things, that (a) the holder agrees to remain in the employ of the Company or a subsidiary, at the election of the Company, for the later of (i) the period of time determined by the Committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with the Company or a subsidiary, and (c) the optionee will notify the Company of any disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option and pay any required withholding or other tax.

Adjustment in Event of Capital Changes

     Appropriate adjustments shall be made in the number and kind of shares available under the 1999 Plan, in the number and kind of shares subject to each outstanding option and SAR and in the exercise prices and base prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

Duration and Amendment of the 1999 Plan

     No option may be granted pursuant to the 1999 Plan after February 7, 2009. The Board of Directors may at any time terminate or amend the 1999 Plan; provided, however, that without the approval of the Company's stockholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 1999 Plan or (c) change the eligibility requirements for employees who may receive options.

Federal Income Tax Treatment

     The following is a general summary of the federal income tax consequences under current tax law of incentive stock options, nonqualified stock options and SARs. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option, a nonqualified stock option or an SAR.

     In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction.

However, if the optionee disposes of such shares within the required holding period, a portion of his or her gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

     Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to a deduction for such amount on the date of exercise so long as the Company properly withholds income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

     In the case of an SAR, the optionee recognizes ordinary income and the Company may deduct an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the exercise date over the base price thereof.

     Net capital gains (net long term less net short term gains) are taxed at rates ranging from a 10% marginal rate for persons in the 15% tax bracket, to a 28% marginal rate, depending upon the length of time the shares are held, whereas ordinary income can be taxed at 36% and 39.6% marginal rates.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is a tax preference item. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Options Granted Under the 1999 Plan

     The following table sets forth certain information regarding the options granted on March 4, 1999 to purchase shares of the Company's Common Stock at $5.75 per share, the fair market value on the date of grant, for a six (6) year period. As of May 19, 1999, the price of the Company's Common Stock as reported by The Nasdsaq Stock Market was $8.00.

     Such options are not exercisable unless and until the 1999 Plan is ratified by the stockholders. If the 1999 Plan is not so ratified, then those options shall be canceled.

Name and Position                                             Number of Units
-----------------------------------------------------------------------------
Jean Madar, Chief Executive Officer                                 275,000
Philippe Benacin, President, Inter Parfums,                         275,000
Russell Greenberg, Executive Vice President,                         33,000
Bruce Elbilia, Executive Vice President,                             33,000
Wayne Hamerling, Executive Vice President,                           33,000
Executive Officers as a Group,                                      682,000
All Non Executive Officer Directors as a Group,                         -0-
All Non Executive Officer Employees,                                 40,000

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the passage of this proposal.

                             STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of stockholders must be received in writing, by the President of the Company at its offices by February 10, 2000, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

     If a shareholder intends to make a proposal at the 2000 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company, in compliance with Section 8 of Article II of the Company's By-Laws. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between March 9, 2000 and April 9, 2000; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received-not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the Company which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.


                                              By Order of the Board of Directors

                                                        Annie Failler, Secretary

                                                                       EXHIBIT A

                             1999 STOCK OPTION PLAN
                        OF JEAN PHILIPPE FRAGRANCES, INC.

     1. Purposes of The Plan. This stock option plan (the "Plan") is designed to provide an incentive to key employees, officers, directors and consultants of Jean Philippe Fragrances, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 17 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and stock appreciation rights ("SARs").

     2. Shares Subject To The Plan. The aggregate number of shares of Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options or SARs may be granted under the Plan shall not exceed 1,000,000. Such shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 14, any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

     3. Administration Of The Plan.

     (a) The Plan shall be administered by the Board of Directors, or if appointed, by a Stock Option Committee consisting of not less than two (2) members of the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. (The group administering the plan is referred to as the "Committee"). The failure of any of the Committee members to qualify as a "non-employee director" shall not otherwise affect the validity of the grant of any option or SAR, or the issuance of shares of Common Stock otherwise validly issued upon exercise of any such option. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     (b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options and SARS; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the optionee's exercise of an SAR; whether to require that the optionee remain in the employ of the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (described in Paragraph 12), including without limitations, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

     4. Eligibility. The Committee may, consistent with the purposes of the Plan, grant incentive stock options to key employees (including officers and directors who are employees) and nonqualified stock options and/or SARs to key employees, officers, directors and consultants of the Company or any of its Subsidiaries from time to time, within ten (10) years from the date of adoption of the Plan by the Board of Directors, covering such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any plan of the Company, or of a Parent or a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

     5. Exercise Price And Base Price.

     (a) The exercise price of the shares of Common Stock under each option and the base price for each SAR shall be determined by the Committee; provided, however, in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price shall not be less than 110% of the fair market value of the Common Stock subject to the option at the time of the granting of such option.

     (b) The fair market value of the Common stock on any day shall be (a) if the principal market for the Common stock is a national securities exchange, the average between the high and low sales prices of the Common stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by The Nasdaq Bulletin Board, or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. Term. The term of each option and SAR granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof, and further, provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the incentive stock option shall be for a period not exceeding five (5) years. Options shall be subject to earlier termination as hereinafter provided.

     7. Exercise.

     (a) An option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 551 Fifth Avenue, New York, NY 10176) stating whether an incentive or nonqualified stock option or SAR is being exercised, specifying the number of shares as to which such option or SAR is being exercised, and in the case of an option, accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) in the discretion of the Committee (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) any combination thereof. In addition, upon the exercise of a nonqualified stock option or SAR, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determined is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option or SAR until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

     (b) A person entitled to receive Common Stock upon the exercise of an option or SAR shall not have the rights of a shareholder with respect to such shares until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares.

     (c) In no case may a fraction of a share be purchased or issued under the Plan. Any option granted in tandem with an SAR shall no longer be exercisable to the extent the SAR is exercised, and the exercise of the related option shall cancel the SAR to the extent of such exercise.

     8. Stock Appreciation Rights.

     (a) An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder. In addition, the holder of an option may, in lieu of making the payment required at the time of exercise under Paragraph 7, include in the written notice referred to therein an "election" to exercise the option as an SAR. In such case, the Committee shall have fif-teen (15) days from the receipt of notice of the election to decide, in its sole discretion, whether or not to accept the election and notify the option holder of its decision. If the Committee consents, such exercise shall be treated as the exercise of an SAR with a base price equal to the exercise price.

     (b) Upon the exercise of an SAR, the holder shall be entitled to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the SAR. Such amount shall be paid, in the discretion of the Committee, in cash, Common Stock having a fair market value on the date of payment equal to such amount, or a combination thereof. For purposes of this Paragraph 8, fair market value shall be determined in accordance with Paragraph 5.

     9. Termination Of Association With The Company.

     (a) Any holder of an incentive option whose association with the Company (and its Subsidiaries) has terminated for any reason other than his death or permanent and total disability (as defined in Section 22(e)(3) of the Code) may exercise such option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option; provided, however, that if his association shall be terminated either (i) for cause, or (ii) without the consent of the Company, said option shall terminate immediately.

     (b) Any and all nonqualified stock options or SARs granted under the Plan shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company (and its Subsidiaries) for any reason other than the death or permanent and total disability (as defined in Section 22(e)(3) of the Code) of such holder.

     (c) Options and SARs granted under the Plan shall not be affected by any change in the status of an optionee so long as he continues to be associated with the Company or any of the Subsidiaries.

     (d) Nothing in the Plan or in any option or SAR granted under the Plan shall confer on any individual any right to continue to be associated with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the holder's association at any time for any reason whatsoever without liability to the Company or any of its subsidiaries.

     10. Death Or Disability Of An Optionee.

     (a) If an optionee dies while he is associated with the Company or any of its Subsidiaries, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), the option or SAR may be exercised, to the extent exercisable on the death, by his executor, administrator or other person at the time entitled by law to his rights under the option or SAR, at any time within one (1) year after death, but in no event after the expiration of the term of the option or SAR.

     (b) Any holder whose association with the Company or its Subsidiaries has terminated by reason of a permanent and total disability (as defined in Section 22(e) (3) of the Code) may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but in no event after the expiration of the term of the option or SAR.

     11. Compliance With Securities Laws. The Committee may require, in its discretion, as a condition to the exercise of an option or SAR that either (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such ex-ercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option or SAR under the Securities Act. In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option or SAR on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option or SAR, or the issue of shares thereunder, such option or SAR may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     12. Stock Option And SAR Contracts. Each option and SAR shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, (a) that the optionee agrees that he will remain in the employ of the Company or its Subsidiaries, at the election of the Company, for the later of
(i) the period of time determined by the Committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with the Company or its Subsidiaries, (b) that in the event of the exercise of an option or an SAR which is paid with Common stock, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (c) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two (2) years from the date of grant of the option or one (1) year from the date of transfer of such shares to him, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

     13. Adjustments Upon Changes In Common Stock. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the aggregate number and kind of shares subject to each outstanding option and SAR and the exercise prices and base prices thereof shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

     14. Amendments And Termination Of The Plan. The Plan was adopted by the Board of Directors on February 8, 1999. No options may be granted under the Plan after February 7, 2009. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for "incentive stock options" under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent approval of a majority of the Company's outstanding stock entitled to vote thereon which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan,
(b) materially increase the benefits to participants under the plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

     15. Nontransferability Of Options. No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options and SARs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not subject to execution, attachment or similar process.

     16. Substitutions And Assumptions Of Options Of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of directors may, without further approval by the stockholders, substitute new options for prior options and new SARs for prior SARs of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or SARs of such Constituent Corporation.

     17. Definitions.

     (a) The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 425(f) of the Code.

     (b) The term "Parent" shall have the same definition as "parent corporation" in Section 425(e) of the Code.

     (c) The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or Subsidiary, in a transaction to which section 425(a) of the Code applies (or would apply if the option or SAR assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

     18. Conditions Precedent.  The Plan shall be subject to

     (a) approval by the holders of a majority of shares of the Company's capital stock outstanding and entitled to vote thereon at the next meeting of its stockholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options or SARs granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

     (b) notification of the adoption of the Plan to The Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options or SARs granted hereunder may be exercised prior to fifteen (15) days after such filing, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

                         JEAN PHILIPPE FRAGRANCES, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Jean Philippe Fragrances, Inc. (the "Company") held of record by the undersigned on June 10, 1999 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, July 13, 1999 at 10:00 A.M. New York City time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes [ ] in blue or black ink.

1. Election of seven (7) directors: Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres (Mark only one of the two boxes for this item)

         [   ]    VOTE FOR all nominees named above except those who may be
                  named on this line:  _________________________________________
                                      (OR)

         [   ]    VOTE WITHHELD as to all nominees named above.

2. Proposal to adopt an amendment to the Company's Amended and Restated Certificate of Incorporation, to change the name of the Company to Inter Parfums, Inc.:

         FOR      [   ]    AGAINST  [   ]    ABSTAIN [   ]

3.       Proposal to adopt the Company's 1999 Stock Option Plan:

         FOR      [   ]    AGAINST  [   ]    ABSTAIN [   ]

4. All properly executed proxies will be voted at the Annual Meeting in accordance with the instructions marked thereon. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of seven (7) directors; and FOR proposals 2 and 3.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                   Dated: ________________, 1999

                                                  X ____________________________
                                                  Signature

                                                  X ____________________________
                                                  Print Name(s)

                                                  X ____________________________
                                                  Signature, if held jointly